EXHIBIT 99.1

MICRONETS, INC. D/B/A VIDAVEE AND SUBSIDIARY

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

MicroNets, Inc. d/b/a Vidavee and Subsidiary

We have audited the accompanying consolidated balance sheet of MicroNets, Inc. d/b/a Vidavee and Subsidiary (collectively, the “Company”) as of December 31, 2007, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company
New York, New York
June 30, 2008

MICRONETS, INC. D/B/A VIDAVEE AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

As of March 31, 2008 and December 31, 2007

	March 31, 2008	December 31, 2007
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$320,064	$317,026
Accounts receivable, net of allowance of $44,380 as of March 31, 2008 and December 31, 2007	151,218	86,380
Prepaid expenses and other current assets	40,132	33,888

Total current assets	511,414	437,294
Property and equipment:
Data center equipment	453,349	453,349
Computer equipment and software	570,505	365,894
Furniture and fixtures	25,678	25,443
Leasehold improvements	258,637	258,637

	1,308,169	1,103,323
Accumulated depreciation and amortization	(450,626)	(363,232)

	857,543	740,091
Intangible assets, net of accumulated amortization of $42,099 and $39,092 as of March 31, 2008 and December 31, 2007, respectively	148,561	151,568
Security deposits	210,175	210,175

Total assets	$1,727,693	$1,539,128

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$483,556	$461,123
Accrued other expenses	718,124	292,443

Total accounts payable and accrued expenses	1,201,680	753,566
Deferred revenue	123,869	69,500
Note payable – credit line – short-term	380,448	380,448
Note payable – bridge loan	3,300,000	2,300,000

Total current liabilities	5,005,997	3,503,514
Note payable – credit line – long-term	311,911	407,023
Other accrued liabilities	24,833	25,763

Total liabilities	5,342,741	3,936,300
Shareholders’ equity:
Series A-Non-Cumulative Redeemable Convertible Preferred stock – $0.01 par value; 6,300,000 shares authorized; 6,100,000 shares issued and outstanding (first liquidation preference of $6,100,000) as of March 31, 2008 and December 31, 2007	61,000	61,000
Common stock – $0.01 par value; 12,900,000 shares authorized; 3,600,000 shares issued and outstanding as of March 31, 2008 and December 31, 2007	36,000	36,000
Additional paid-in capital	7,453,386	7,444,913
Accumulated other comprehensive income	5,407	3,837
Retained earnings (deficit)	(11,170,841)	(9,942,922)

Total shareholders’ equity	(3,615,048)	(2,397,172)

Total liabilities and shareholders’ equity	$1,727,693	$1,539,128

The accompanying notes are an integral part of these consolidated financial statements.

MICRONETS, INC. D/B/A VIDAVEE AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2007

(Audited)

2007
(Audited)
Revenue:
Subscription	$375,813
Services	222,074

Total revenue	597,887
Cost of revenue:
Data center costs	242,046
Services	85,294

Total cost of revenue	327,340

Gross profit	270,547
Operating expenses:
Research and development	2,712,575
Sales and marketing	946,673
General and administrative	1,620,258
Depreciation and amortization	329,912

Total operating expenses	5,609,418

Income (loss) from operations	(5,338,871)
Other income (expense):
Interest income	55,378
Interest expense	(293,123)
Realized foreign exchange gain (loss)	(2,121)

Total other income (expense), net	(239,866)

Income (loss) before provision for income taxes	(5,578,737)
Provision for (benefit from) income taxes	—

Net income (loss)	$(5,578,737)

Basic net income (loss) per share	$(1.55)

Diluted net income (loss) per share	$(1.55)

Shares used in computing basic net income (loss) per share	3,600,000
Shares used in computing diluted net income (loss) per share	3,600,000

The accompanying notes are an integral part of these consolidated financial statements.

MICRONETS, INC. D/B/A VIDAVEE AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended March 31, 2008 and 2007

(Unaudited)

	2008	2007
	(Unaudited)	(Unaudited)
Revenue:
Subscription	$187,508	$72,843
Services	87,691	—

Total revenue	275,199	72,843
Cost of revenue:
Data center costs	96,936	60,008
Services	93,000	—

Total cost of revenue	189,936	60,008

Gross profit	85,263	12,835
Operating expenses:
Research and development	609,639	638,732
Sales and marketing	151,930	394,399
General and administrative	394,119	340,352
Depreciation and amortization	90,152	68,118

Total operating expenses	1,245,840	1,441,601

Income (loss) from operations	(1,160,577)	(1,428,766)
Other income (expense):
Interest income	1,411	31,060
Interest expense	(68,831)	(15,984)
Realized foreign exchange gain (loss)	78	(277)

Total other income (expense), net	(67,342)	14,799

Income (loss) before provision for income taxes	(1,227,919)	(1,413,967)
Provision for (benefit from) income taxes	—	—

Net income (loss)	$(1,227,919)	$(1,413,967)

Basic net income (loss) per share	$(0.34)	$(0.39)

Diluted net income (loss) per share	$(0.34)	$(0.39)

Shares used in computing basic net income (loss) per share	3,600,000	3,600,000
Shares used in computing diluted net income (loss) per share	3,600,000	3,600,000

The accompanying notes are an integral part of these consolidated financial statements.

MICRONETS, INC. D/B/A VIDAVEE AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the year ended December 31, 2007 and for the three months ended March 31, 2008

			Series A		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Deficit)	Total Shareholders’ Equity
	Common Stock		Preferred Stock
	Shares	Amount	Shares	Amount
Balance as of December 31, 2006	3,600,000	$36,000	6,100,000	$61,000	$7,179,412	$—	$(4,364,185)	$2,912,227
Loan forgiven by shareholder					41,423			41,423
Stock warrant grant in consideration for bridge loan					158,981			158,981
Stock warrant grant in consideration for interest charges					200			200
Stock compensation related to stock option grants					64,897			64,897
Components of comprehensive income (loss):
Net income (loss)							(5,578,737)	(5,578,737)
Change in foreign currency translation adjustment						3,837		3,837

Total comprehensive income (loss)								(5,574,900)

Balance as of December 31, 2007 (Audited)	3,600,000	$36,000	6,100,000	$61,000	$7,444,913	$3,837	$(9,942,922)	$(2,397,172)

Stock compensation related to stock option grants					8,473			8,473
Components of comprehensive income (loss):
Net income (loss)							(1,227,919)	(1,227,919)
Change in foreign currency translation adjustment						1,570		1,570

Total comprehensive income (loss)								(1,226,349)

Balance as of March 31, 2008 (Unaudited)	3,600,000	$36,000	6,100,000	$61,000	$7,453,386	$5,407	$(11,170,841)	$(3,615,048)

The accompanying notes are an integral part of these consolidated financial statements.

MICRONETS, INC. D/B/A VIDAVEE AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

For the year ended December 31, 2007

(Audited)

2007
(Audited)
Operating activities:
Net income (loss)	$(5,578,737)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	329,912
Non-cash stock compensation expense	64,897
Amortization of debt discount	158,981
Changes in operating assets and liabilities:
Accounts receivable, net	(40,991)
Prepaid expenses and other assets	47,939
Accounts payable	130,607
Accrued other expenses	170,024
Deferred revenue	65,750
Other accrued liabilities	4,074

Net cash provided by (used in) operating activities	(4,647,544)
Investing activities:
Purchase of property and equipment	(511,442)

Net cash provided by (used in) investing activities	(511,442)
Financing activities:
Advances from line of credit	770,025
Proceeds from note payable – bridge loan	2,300,000
Payments on line of credit	(343,556)
Proceeds from issuance of warrants	200

Net cash provided by (used in) financing activities	2,726,669
Effect of exchange rate changes on cash and cash equivalents	3,837

Net change in cash and cash equivalents	(2,428,480)
Cash and cash equivalents at beginning of period	2,745,506

Cash and cash equivalents at end of period	$317,026

Supplemental disclosure of cash flow information:
Interest paid	76,135
Income taxes paid	6,701
Supplemental schedule of non cash investing and financing activities:
Forgiveness of debt by shareholder	41,423

The accompanying notes are an integral part of these consolidated financial statements.

MICRONETS, INC. D/B/A VIDAVEE AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended March 31, 2008 and 2007

(Unaudited)

	2008	2007
	(Unaudited)	(Unaudited)
Operating activities:
Net income (loss)	$(1,227,919)	$(1,413,967)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	90,152	68,118
Non-cash stock compensation expense	8,473	7,845
Other non-cash charges (income)	—	47
Changes in operating assets and liabilities:
Accounts receivable, net	(64,838)	(1,491)
Prepaid expenses and other assets	(6,245)	31,023
Accounts payable	22,433	(93,405)
Accrued other expenses	425,684	(49,786)
Deferred revenue	54,369	6,250
Other accrued liabilities	(931)	(42,052)

Net cash provided by (used in) operating activities	(698,822)	(1,487,418)
Investing activities:
Purchase of property and equipment	(204,597)	(266,703)

Net cash provided by (used in) investing activities	(204,597)	(266,703)
Financing activities:
Advances from line of credit	—	570,026
Proceeds from note payable – bridge loan	1,000,000	—
Payments on line of credit	(95,112)	(69,333)

Net cash provided by (used in) financing activities	904,888	500,693
Effect of exchange rate changes on cash and cash equivalents	1,569	1,884

Net change in cash and cash equivalents	3,038	(1,251,544)
Cash and cash equivalents at beginning of period	317,026	2,745,506

Cash and cash equivalents at end of period	$320,064	$1,493,962

Supplemental disclosure of cash flow information:
Interest paid	14,082	15,886
Income taxes paid	1,409	655

The accompanying notes are an integral part of these consolidated financial statements.

MICRONETS, INC. D/B/A VIDAVEE AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — Business

MicroNets, Inc. d/b/a Vidavee and Subsidiary (collectively the “Company”) (formerly MicroNets, LLC), was incorporated in Delaware and commenced operations in October 2004. The Company offers a web media solution that fully enables user interaction around professional and consumer-contributed video content which enables users to easily upload, select segments, comment, remix and shares videos captured on any device, and manipulate the content all within the client’s branded environment. The Company’s patented technology enables precise identification and selection of specific interest points within the video. This uniquely qualified data provides marketers and business operators innovative, engaging and highly targeted online advertising, sponsorship and programming opportunities. The Company’s subsidiary, MicroNets Romania, SRL (the “Subsidiary”), is located in Romania. The Subsidiary’s principal operations consist of assisting the Company in the research and development of the Company’s web solutions.

NOTE 2 — Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of MicroNets, Inc. and its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

The accompanying audited annual consolidated financial statements and unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, the accompanying consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the Company’s results as of December 31, 2007 and March 31, 2008, for the year ended December 31, 2007, and the three months ended March 31, 2008 and 2007, respectively. The results of operations and cash flows for all interim periods presented are not necessarily indicative of results that may be expected for any other interim period or for the full fiscal year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and such differences could be material to the financial statements.

Revenue Recognition

Subscription revenues are recognized in accordance with the terms of subscription agreements and, where applicable, recognized on a pro rata basis over those terms.

Professional services revenues are recognized in the month where the revenue is actually earned. It is the goal of the Company to best match the cost and revenue associated with these services in the month where they are incurred and earned, respectively. As all projects require customer acceptance, it is also the policy of the Company that no more than 75% of the revenue on any given Professional Services SOW be recognized prior to formal customer acceptance.

For each professional services engagement, prior to any work being performed, Vidavee’s Customer Operations and Engineering Departments develop a comprehensive Statement of Work (SOW) that is presented to the customer for review and approval. As part of this approved SOW Vidavee makes an estimate of the number of hours and associated resources that are needed to complete the SOW, and establishes milestones and objectives for each phase of the SOW process. Revenue is recognized based upon consumption of resources against estimated SOW, unless the Company becomes aware of anticipated overruns not properly accounted for in the original SOW estimates. At the point where overruns are identified, it is the responsibility of the Customer Operations and Engineering Departments to reformulate the budget associated with the SOW, gain the approval of the Vidavee CEO and CFO on the new SOW forecast, and to adjust the revenue recognition percentages accordingly.

Paid sales invoices issued prior to the relevant criteria for revenue recognition having been met are included in deferred revenue in the accompanying consolidated balance sheet.

Cash and Cash Equivalents

The Company considers all highly liquid investment securities with an original maturity of three months or less at the date of purchase to be cash equivalents.

The Company maintains its cash balances in various financial institutions, which at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not subject to any significant credit risk on cash.

Accounts Receivable

Accounts receivable are recorded at cost. We continuously assess the collectibility of outstanding customer invoices and, in doing so, we maintain an allowance for estimated losses resulting from the non-collection of customer receivables. In estimating this allowance, we consider factors such as: historical collection experience, a customer’s current credit-worthiness, customer concentrations, age of the receivable balance, both individually and in the aggregate and general economic conditions that may affect a customer’s ability to pay. Actual customer collections could differ from our estimates. For example, if the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. A provision for doubtful accounts is charged to sales and marketing expenses in the consolidated statements of operations. As of March 31, 2008 and December 31, 2007, the Company recognized $44,380 as an allowance for uncollectible accounts.

Concentration of Significant Risks and Uncertainties

Financial instruments that potentially subject the Company to concentrations of credit risk consist of trade accounts receivable.

MICRONETS, INC. D/B/A VIDAVEE AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company maintains an allowance for estimated losses resulting from the non-collection of customer receivables. In estimating this allowance, the following factors are considered: historical collection experience, a customer’s current credit-worthiness, customer concentrations, age of the receivable balance, both individually and in the aggregate and general economic conditions that may affect a customer’s ability to pay. The following table summarizes the changes in allowance for doubtful accounts for trade receivables:

	Balance at Beginning of Period	Charged to Expense, net of Recoveries	Deduction of Uncollectible Accounts	Balance at End of Period
Year ended December 31, 2007 (audited)	$—	44,380	—	$44,380
Three months ended March 31, 2008 (unaudited)	44,380	—	—	44,380

During the fiscal year ended December 31, 2007, the Company had three customers that accounted for approximately 39% of revenues. Accounts receivable due from these customers accounted for approximately 37% of total accounts receivable at December 31, 2007. During the three months ended March 31, 2008, the Company had 3 customers that accounted for approximately 70% of revenues. Accounts receivable due from these customers accounted for approximately 54% of total accounts receivable at March 31, 2008. The Company expects customer concentration to continue. The loss of any major customer without offsetting orders from other sources would have a material adverse effect on the business, financial condition and results of operations of the Company.

During the fiscal year ended December 31, 2007, the Company purchased approximately 62% of its products from three suppliers. During the three months ended March 31, 2008, the Company purchased approximately 76% of its products from three suppliers. The Company expects supplier concentration to continue. The loss of any major supplier without offsetting supplies from other sources would have a material adverse effect on the business, financial condition and results of operations of the Company.

Property and Equipment

Property and equipment are stated at cost. Depreciation of assets is computed using the straight-line method over the estimated useful lives of the assets, ranging from one to five years. Leasehold improvements are amortized over the term of the office lease.

Major improvements are capitalized, while maintenance and repairs that do not substantially enhance or extend the estimated useful life of the assets benefited are charged to expense in the period incurred. Upon asset retirement or disposal, any resulting gain or loss is included in the results of operations.

Depreciation and amortization expense amounted to $317,912 and 87,152 for the year ended December 31, 2007 and three months ended March 31, 2008, respectively.

Intangible Assets

Intangible assets, comprised entirely of intellectual property in the form of patents, are being amortized over the assets’ estimated useful lives using the straight-line method. Estimated useful lives for intellectual property range from fourteen to nineteen years. Amortization is considered an operating expense and included in “Depreciation and Amortization” in the consolidated statement of operations. The Company periodically reviews the estimated useful lives of its intangible assets, taking into consideration any events or circumstances that might result in a diminished fair value or revised useful life.

The Company periodically assesses its intangible assets for indications of impairment. Based on this assessment no such impairment charges were recorded in 2007 or 2008.

Impairment of Long-Lived Assets

The Company’s long-lived assets are comprised of property and equipment and intangible assets. The Company periodically reviews the carrying amounts of long-lived assets to determine whether current events or circumstances, as defined in Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“Statement 144”), warrant adjustment to such carrying amounts. In reviewing the carrying amounts of long-lived assets, the Company considers, among other factors, the future cash inflows expected to result from the use of the asset and its eventual disposition less the future cash outflows expected to be necessary to obtain those inflows. The Company did not have an impairment loss on its long-lived assets as of December 31, 2007 and March 31, 2008, respectively.

Comprehensive Income (Loss)

The Company complies with accounting and disclosure provisions of SFAS 130, “Comprehensive Income”. Comprehensive income (loss) includes net loss and other non-owner related charges in equity not included in net loss. As of March 31, 2008 and December 31, 2007, the Company’s comprehensive income (loss) includes its net loss and foreign currency translation adjustments related to foreign subsidiaries. See the components of comprehensive income for the year ended December 31, 2007 and for the three months ended March 31, 2008, including their ending balances and period changes, included in the Consolidated Statements of Changes in Shareholders’ Equity at page F-6.

Research and Development

Research and development expenditures are expensed as incurred.

The Company capitalizes costs related to certain software development activities in accordance with Statement of Financial Accounting Standards 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed (“Statement 86”). Capitalization commences when technological feasibility has been established and ceases when the product is available for general release to customers. Based on the Company’s product development process, technological feasibility is established upon completion of a working model. To date, the time between achieving technological feasibility and the general availability of software has been short and internal costs qualifying for capitalization have been insignificant. During fiscal year 2007 or during the first three months of 2008 no such costs were capitalized.

MICRONETS, INC. D/B/A VIDAVEE AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Foreign Currency

The Company complies with the accounting and reporting requirements of SFAS No. 52 “Foreign Currency Translation”. The functional currency of the Company’s foreign subsidiaries is the respective local currency. Assets and liabilities of these foreign subsidiaries are translated to U.S. dollars at exchange rates as of the Company’s balance sheet date. Income statement items are translated to U.S. dollars at average exchange rates prevailing during the period. Accumulated net translation adjustments are recorded in “Accumulated other comprehensive income,” a separate component of shareholders’ equity. Gains and losses from foreign currency denominated transactions are included in other income, net in the consolidated statements of operations. Gains and losses from foreign currency denominated transactions amounted to a $2.1 thousand loss for the year ended December 31, 2007 and a $78 gain for the three months ended March 31, 2008. There were no sales in Romania for the year ended December 31, 2007 or during the first three months of 2008.

Stock Based Compensation

At December 31, 2007 and March 31, 2008, the Company has various equity plans which are described more fully in Note 4. The Company follows SFAS No. 123(R), “Share-Based Payment (Revised).” SFAS No. 123(R) replaces SFAS No. 123 and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. SFAS No. 123(R) requires an entity to measure the cost of employee services received in exchanges for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award during the requisite service period (usually the vesting period).

For the year ended December 31, 2007, the Company recognized approximately $64.9 thousand for stock based compensation in the form of stock options. For the three months ended March 31, 2008, the Company recognized approximately $8.5 thousand for stock based compensation in the form of stock options. Stock compensation expense is attributable to the following cost categories:

	3 months ending March 31, 2008	12 months ending December 31, 2007
	(unaudited)	(audited)
Research and development	$5,688	32,680
Sales and marketing	1,199	7,510
General and administrative	1,586	24,707

Total stock based compensation	$8,473	64,897

Product Warranties

The Company offers warranties to its customers which require the Company to replace defective products within a specified time period from the date of sale. The Company records warranty costs as incurred and historically such costs have not been material.

Advertising Costs

Advertising costs are expensed as incurred. The company did not recognize any material advertising expenses for the year ended December 31, 2007 or for the three months ended March 31, 2008.

Taxes Collected from Customers

In the course of doing business the Company collects various taxes from customers including, but not limited to, sales and use taxes and value added taxes and goods and services taxes. It is the Company’s policy to record these on a net basis in the consolidated statement of operations and, therefore, we do not include taxes collected from customers as a component of revenue.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. SFAS 109 requires the use of the asset and liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. These differences result in deferred tax assets and liabilities, which are included in the Company’s consolidated balance sheet.

The Company then assesses the likelihood of realizing benefits related to such assets by considering factors such as historical taxable income and our ability to generate sufficient taxable income of the appropriate character within the relevant jurisdictions in future years. If the realization of these assets is not likely based on these factors, a valuation allowance is established against our deferred tax assets.

Earnings Per Share

Basic net income (loss) per share is computed by dividing the net income (loss) available to common shareholders for the period by the weighted average number of common shares outstanding during the period, excluding shares subject to repurchase or forfeiture. Diluted earnings per share is computed by dividing net income (loss) available to common stockholders for the period by the weighted average number of common shares outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the dilutive potential shares of common stock had been issued. The dilutive effect of outstanding options and warrants is reflected in diluted earnings per share by application of the treasury stock method. Under the treasury stock method, an increase in the fair market value of the Company’s common stock can result in a greater dilutive effect from outstanding options and restricted stock. Additionally, the exercise of common stock options and the vesting of restricted stock can result in a dilutive effect on earnings per share. The Company excludes outstanding stock options from the computation of diluted earnings per share when such inclusion would be antidilutive.

MICRONETS, INC. D/B/A VIDAVEE AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For fiscal 2007 and for the three months ended March 31, 2008, diluted net loss per share is presented at the basic net loss per share amount as the effect of the assumed stock option and warrant exercises are antidilutive since the Company had net losses in fiscal 2007 and for the three months ended March 31, 2008. As of December 31, 2007 and March 31, 2008 the Company had in-the money outstanding warrants of 1.0 million. Such outstanding in-the-money warrants have been excluded from the calculation of diluted net loss per share, as the effect of their exercise would be antidilutive.

The following table sets forth the computation of basic and diluted earnings per share for the year ended December 31, 2007 and for the three months ended March 31, 2008:

	3 months ending March 31, 2008	12 months ending December 31, 2007
	(unaudited)	(audited)
Numerator:
Net income (loss)	$(1,227,919)	$(5,578,737)
Denominator:
Weighted Average Shares Outstanding:
Weighted-average shares outstanding	3,600,000	3,600,000
Stock Options and Warrants	—	—

Diluted	3,600,000	3,600,000

Earnings per common share:
Basic	$(0.34)	$(1.55)
Diluted	$(0.34)	$(1.55)

Segments

The Company applies Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, and considers its business activities to constitute a single segment.

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No.48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement of Financial Accounting Standards (SFAS) 109, “Accounting for Income Taxes”. This interpretation defines the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 is effective for fiscal years beginning after December 15, 2007 for nonpublic entities. The Company adopted FIN 48 effective January 1, 2008. The adoption did not have a material impact on our consolidated balance sheet and statement of operations.

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 157, Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP) and expands disclosures about fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. In addition, in February 2008, FSP 157-1 “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13” was issued, removing leasing transactions accounted for under Statement 13 and related guidance from the scope of SFAS No. 157. Finally, FSP 157-2 “Partial Deferral of the Effective Date of Statement 157” (FSP 157-2) was issued, deferring the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008.

The Company adopted SFAS No. 157 on January 1, 2008. The implementation of SFAS No. 157 for financial assets and financial liabilities, effective January 1, 2008, did not have a material impact on our consolidated balance sheet and statement of operations. The Company is currently assessing the impact of SFAS No. 157 for nonfinancial assets and nonfinancial liabilities on our consolidated balance sheet and statement of operations.

In February 2007 the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. The standard permits but does not require entities to measure many financial instruments and certain other items at fair value. Once an entity has elected the fair value option for designated financial instruments and other items, changes in fair value must be recognized in the statement of operations. The election is irrevocable once made. The statement is effective for the first fiscal year after November 15, 2007. The Company chose not to make fair value elections under SFAS No. 159 for any of its financial assets or liabilities.

NOTE 3 — Intangible Assets, net

Intangible Assets with Definite Lives

Following is a summary of the Company’s intangible assets that are subject to amortization as of December 31, 2007 and March 31, 2008:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Intellectual property:
Balance at December 31, 2007 (audited)	$190,660	$(39,092)	$151,568
Balance at March 31, 2008 (unaudited)	$190,660	$(42,099)	$148,561

MICRONETS, INC. D/B/A VIDAVEE AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s intangible assets with definite lives with remaining net carrying amounts are being amortized over the assets’ estimated useful lives using the straight-line method. Intangible assets, net is comprised of entirely of patents. The patents were exchanged for membership interest MicroNets, LLC during 2004. The membership interest in MicroNets, LLC was converted into common stock of the Company during the restructuring which took place during March of 2006. Estimated useful lives range from fourteen to nineteen years. The weighted average useful life for intangible assets in total with definite lives is sixteen years. The Company periodically reviews the estimated useful lives of its identifiable intangible assets, taking into consideration any events or circumstances that might result in either a diminished fair value or revised useful life. Total amortization expense for the year ended December 31, 2007 was approximately $12.0 thousand and for the three months ended March 31, 2008 was approximately $3.0 thousand. This amount was recorded as “depreciation and amortization” in operating expenses. Estimated annual amortization expense over the next 5 years is approximately $12.0 thousand per year.

NOTE 4 — Shareholders’ Equity

Preferred Stock

During March of 2006, the Company issued 6,100,000 of Series A redeemable convertible preferred stock (“Preferred”). The holders of the Preferred are entitled to receive 8% noncumulative dividends in preference to any dividend on Common Stock (the “Common”), when and as declared by the Board of Directors. No dividend will be paid on the Common in any fiscal year unless the Preferred has been paid such preferential dividends in full and, in addition, a dividend will have been paid on the Preferred in an amount for each such share of Preferred equal to or greater than the aggregate amount of dividends for all shares of Common into which such share of Preferred could then be converted.

In the event of any liquidation or winding up of the Company, the holders of the Preferred will be entitled to receive, in preference to the holders of Common, an amount equal to the sum of (i) the Original Purchase Price per share of Preferred, plus (ii) all accrued but unpaid dividends (the “Preferential Amount”). After the payment of the Preferential Amount to the holders of the Preferred, the remaining assets or property available for distribution upon such liquidation will be divided pro rata among the holders of Common and the Preferred on an as-converted basis; provided that the holders of Preferred will cease to share in such distribution with the Common at such time as the holders of Preferred will have received total liquidation proceeds per share (including the Preferential Amount) equal to three(3) times the Original Purchase Price.

In the event of a merger, reorganization, acquisition or sale of all or substantially all of the assets of the Company in which the holders of the Company’s capital stock hold less than 50% of the voting power of the surviving entity, such holders will be entitled to receive cash, assets or other property distributable in the same manner as is applicable in the context of a liquidation.

All outstanding shares of Preferred will be redeemable at the election of holders of at least 60% of the outstanding Preferred, in three equal annual installments on the fifth, sixth and seventh anniversaries of the date of initial issuance of the Preferred. The redemption price will be equal to the Original Purchase Price per share plus accrued and unpaid dividends. If the Preferred is not redeemed on any date or dates set for redemption, the redemption price on all outstanding shares of Preferred will increase by an accretion factor of 8% per annum (compounded annually) from the date originally set for redemption.

Each holder of Preferred will have the right to convert shares of Preferred at any time, at the option of the holder, into shares of Common. The conversion rate shall initially be 1:1, and will be subject to antidilution adjustment as described below.

Each share of Preferred will automatically convert into Common, at the then applicable conversion rate, upon the earlier to occur of (i) the closing of a firmly underwritten public offering of shares of Common of the Company at a per share public offering price (prior to underwriter commissions and expenses) equal to $3.00 or more and total gross offering proceeds to the Company in excess of $30 million (a “Qualified Public Offering”), or (ii) the affirmative consent of the holders of at least 60% of the then outstanding shares of Preferred.

The conversion price of the Preferred will be subject to adjustment, on a weighted average basis, to prevent dilution in the event that the Company issues additional shares at a purchase price per share less than the then current applicable Conversion Price.

There will be no adjustment to the Conversion Price of the Preferred for issuances of (i) shares of Common Stock issued upon conversion of Preferred, (ii) shares of Common Stock issued as a dividend or distribution on Preferred, (iii) shares issued to employees, consultants or directors in accordance with plans approved by the Board of Directors, but not to in total 20% of the total shares issued or issuable as of the Closing Date; (iv) shares issued pursuant to warrants granted under equipment lease and bank financing agreements but not to exceed an aggregate of 2% of the total shares issued or issuable as of the Closing Date; or (v) shares issued in transactions of primarily a strategic, not financial, nature not to exceed an aggregate of 15% of the total shares issued or issuable as of the Closing Date.

The conversion price of the Preferred will also be subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like.

The holder of each share of Preferred will have the right to a number of votes equal to the number of shares of Common issuable upon conversion of the Preferred. The Preferred will vote with Common on all matters except as specifically provided herein or as otherwise required by law.

Consent of holders of at least 60% of the Preferred, voting as a separate class, will be required for any action which (i) materially alters or changes the rights, preferences or privileges of the Preferred as a class, (ii) increases the authorized number of shares of preferred stock, (iii) creates any new class or series of shares, or reclassifies any existing securities of the Company into any security, having rights, preferences or privileges senior to or on a parity with the Preferred, (iv) approves any merger, sale of assets or other corporate reorganization or acquisition, (v) approves the purchase, redemption or other acquisition of any capital stock of the Company, other than repurchases pursuant to stock restriction agreements approved by the Board of Directors that grant to the Company a right of repurchase at cost upon termination of the service or employment of a consultant, director or employee, (vi) authorizes the payment of a cash dividend or other distribution to holders of class or series of capital stock, (vii) amends or repeals the Company’s Certificate of Incorporation or Bylaws, (viii) results in the transfer of material assets of the Company to any person other than a wholly-owned subsidiary of the Company, (ix) approves the liquidation or dissolution of the Company or (x) appoints a new chief executive officer.

MICRONETS, INC. D/B/A VIDAVEE AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Common Stock

During March of 2006, the Company issued 3,600,000 of Common Stock (“Common”) to the founders of the Company. The holders of common stock are entitled to vote on the basis of one vote for each share of common stock on all matters upon which stockholders have the right to vote. The holders of common stock are entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holder of all classes of capital stock having priority rights as to dividends. No dividends have been declared or paid as of December 31, 2007 or March 31, 2008.

Warrants

In July 2006, the Company issued 38,000 warrants to purchase Series A Convertible Preferred Stock. These warrants are exercisable immediately and expire ten years from the date of issuance. During 2007, the Company issued 50,000 additional warrants to purchase Series A Convertible Preferred Stock. These warrants are exercisable immediately and expire ten years from the date of issuance. The fair value of the warrants for 2007, using a Black-Scholes valuation, was recorded as interest expense, in the amount of $439 in 2007. The following Black-Scholes assumptions were used to calculate the fair value of these warrants: zero dividend yield; 53.12% expected volatility; risk free rate of 4.38%; $1.00 exercise price; $0.24 fair value of preferred stock; and expected life of 2.0 years.

Beginning in July 2007, the Company issued 985,715 warrants to purchase Common Stock in connection with the Company’s receipt of bridge loan proceeds (see Note 5 for further details). These warrants are exercisable immediately and expire on December 31, 2012. The fair value of the warrants for 2007, using a Black-Scholes valuation, was recorded as interest expense in the consolidated statement of operations, in the amount of $158,542 in 2007. The following Black-Scholes assumptions were used to calculate the fair value of these warrants: zero dividend yield; 53.12% expected volatility; risk free rate of 4.38%; $0.01 exercise price; $0.17 fair value of preferred stock; and expected life of 2.0 years.

Options

During March 2006, the Company’s Board of Directors approved the Company’s Long-Term Incentive Plan (the “Plan”). The Plan provides for a maximum of 2,400,000 shares of common stock to be issued as incentive options and nonqualified options. Incentive options must be granted with an exercise price at least equal to Fair Market Value as of the date of grant. Nonqualified options may be granted with an exercise price less than Fair Market Value. The options under the Plan may be granted to executives, directors, consultants and other key employees of the Company. The Plan is administered by a Committee appointed by the Board of Directors (the “Board”), which Committee shall be constituted to comply with Applicable Laws. Subject to the limitations of the Plan, the Administrator has the sole and complete authority to: (i) determine the Fair Market Value; (ii) select Participants, (iii) grant Options to Participants in such forms and amounts as it shall determine, (iv) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (v) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (vi) correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder and (vii) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Administrator’s determinations on matters within its authority are conclusive and binding upon the participants, the Company and all other persons. All expenses associated with the administration of the Plan are borne by the Company.

The Administrator shall determine the term of each Option, which term shall in no event exceed ten years from the date of grant.

The following table summarizes stock option activity and related information through December 31, 2007:

	Options	Weighted average exercise price
Outstanding at beginning of period	1,203,548	$0.17
Granted	990,050	0.17
Exercised	—	—
Canceled	(108,948)	—

Outstanding at end of period	2,084,650	0.17
Options exercisable at period end	844,864	0.17
Options available for grant	315,350

The following table summarizes options outstanding and exercisable as of December 31, 2007:

	Outstanding			Exercisable
Range of Exercise Prices	Number of Options	Weighted- Average Remaining Contractual Life (in years)	Weighted- Average Exercise Price	Number of Options	Weighted Average Remaining Contractual Life (in years)	Weighted- Average Exercise Price
$0.17	2,084,650	7.84	$0.17	844,864	8.00	$0.17

Both the options outstanding and exercisable at the end of the year do not have any intrinsic value as their exercise price agrees to the current stock price as of the end of the year.

There was no further stock option activity during the three months ending March 31, 2008.

Fair Value Disclosures for Stock Options

Actual compensation cost for the year ended December 31, 2007 and for the three months ended March 31, 2008 has been recognized using the fair value

MICRONETS, INC. D/B/A VIDAVEE AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

method as required by Statement 123R and has been included in the determination of net income and net income per share. The fair value of the stock options was estimated using the Black-Scholes option pricing model. The Company bases expected volatility on historical volatility of a public company with similar operations as MicroNets. Since there is no exercise history, the expected term is calculated based on an average of the vesting period (on average of 4 years, more heavily weighted at the beginning of the term) vs. the option’s term (10 years). The Company bases the estimate of the risk-free rate on the U.S. Treasury rates in effect at the time of the grant. The Company has never paid cash dividends and does not currently intend to pay cash dividends and has assumed a 0% dividend yield. The following assumptions for stock options granted for the year ended December 31, 2007 and for the three months ended March 31, 2008 are as follows:

Risk-free interest rate	4.48%
Weighted-average expected life of the options (years)	6.00
Dividend rate	0.00%
Assumed volatility	53.12%
Weighted-average grant date fair value of options granted	$0.09

As of March 31, 2008 and December 31, 2007 the unamortized cost for outstanding stock options is approximately $78 thousand and $86.5 thousand, respectively. The estimated unamortized cost is net of estimated forfeitures used in computing compensation expense. The Company will adjust the estimate of forfeitures over the requisite service period based on the extent to which actual forfeitures differ from such estimates. Changes in estimated forfeitures will be recognized with a cumulative catch-up adjustment in the period of change and will also impact the amount of compensation expense to be recognized in future periods. The Company expects to recognize that expense over a weighted average period of approximately 1.8 years.

NOTE 5 — Note Payables

Line of Credit

During 2006, the Company entered into a $1.0 million line of credit with a bank to be used to purchase equipment for the Company’s operations. The availability of the line of credit expired during July 2007, at which point the Company had drawn down on this line of credit in the amount of $941 thousand, prior to payments and interest during 2006 and 2007. In April 2007, the Company entered into a new line of credit in the amount of $800 thousand. The availability of this line of credit expired on January 31, 2008. As of March 31, 2008 and December 31, 2007, the Company has drawn down on the new line of credit in the amount of $200 thousand, bringing the total amounts drawn down on both lines of credit as of March 31, 2008 and December 31, 2007 to $1.1 million, prior to payments made for principle and interest during 2006, 2007 and 2008. As of March 31, 2008 and December 31, 2007, the outstanding balance on these notes was $692 thousand and $787 thousand, respectively. The portion of the line drawn during 2006 expires in 2009 and the portion of the lines drawn during 2007 expires in 2010. The remaining $600 thousand available expired on January 31, 2008. The lines are collateralized by substantially all of the Company’s tangible assets. The interest rate on the lines are prime (7.25% as of December 31, 2007) plus 1%. Future principal payments on the outstanding portions of the lines are as follows:

	As of March 31, 2008	As of December 31, 2007
	(unaudited)	(audited)
For the year ended December 31, 2008	$285,336	$380,448
For the year ended December 31, 2009	370,133	370,133
For the year ended December 31, 2010	36,890	36,890

Total future principal payments	$692,359	$787,471

Interest expense in connection with the line of credit was $76,135 and $14,082 for the year ended December 31, 2007 and for the three months ended March 31, 2008, respectively, Interest expense is included in other income (expense) on the consolidated statements of operations.

Note Payable, Bridge Loan

During 2007, the Company entered into a Note and Warrant Purchase Agreement. Throughout 2007, the Company obtained promissory notes in the amount of $2,300,000 and issued 985,715 warrants to purchase Common Stock in connection with the Company’s receipt of the loan proceeds (see Note 4 for further details). The warrants were recorded as debt discount and amortized over the original maturity term, resulting in interest of approximately $158,000 for the ended December 31, 2007. As of December 31, 2007, the outstanding balance of the promissory notes was comprised of principal in the amount of $2,300,000 and accrued but unpaid interest in the amount of $61,216. The interest rate on the notes is 8%. Interest expense in connection with the note payable, bridge amounted to $61,216 and $54,551 for the year ended December 31, 2007 and for the three months ended March 31, 2008, respectively, Interest expense is included in other income (expense) on the consolidated statements of operations. The line is collateralized by substantially all of the Company’s tangible assets. The promissory notes are due May 1, 2008.

During the first quarter of 2008, the Company entered into a Convertible Promissory Note Agreement in the amount of $1,000,000 with Vignette Corporation. The agreement was entered into as a form of “bridge financing” for MicroNets in order for the Company to proceed with due diligence efforts regarding a proposed acquisition or merger of the Company by Vignette. The bridge financing had a one year term (due on January 25, 2009) that, in the event the acquisition did not occur, the principal amount would either be due in full (including interest at an annual rate of 6%) or would be converted into preferred stock at the Company’s next equity financing. As of March 31, 2008, the outstanding balance of the promissory note was comprised entirely of principal in the amount of $1,000,000. See Note 10 for further information.

NOTE 6 — Commitments and Contingencies

Operating Lease Obligations

The Company leases its office facilities and various equipment under operating lease agreements and a capital lease agreement having expiration dates through 2011. The Company has operating leases for facilities with escalating rents. Pursuant to SFAS No. 13 — Accounting for Leases (SFAS 13) , the Company recognizes

MICRONETS, INC. D/B/A VIDAVEE AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

rent expense on a straight line basis over the lease term. Rent expense for the year ended December 31, 2007 was $228.5 thousand and for the three months ended March 31, 2008 was $56.3 thousand, respectively. Future minimum rental payments as of March 31, 2008 and December 31, 2007 under our operating lease obligations are as follows:

	As of March 31, 2008	As of December 31, 2007
	(unaudited)	(audited)
For the year ended December 31, 2008	$129,070	$178,901
For the year ended December 31, 2009	160,449	160,449
For the year ended December 31, 2010	163,303	163,303
For the year ended December 31, 2011	68,879	68,879

Total future minimum operating lease payments	$521,701	$571,532

Capital Lease Obligations

During 2007, the Company signed an agreement granting it the ability to lease certain equipment over a 36 month period. The Company is accounting for this lease as a capital lease pursuant to SFAS 13 as the term of the lease equals the Company’s useful life policy for the asset class being leased, thus qualifying for capital lease treatment under the SFAS 13 capitalization criteria of ‘greater than or equal to 75% of the asset’s economic useful life’. Future minimum rental payments under capital leases as of March 31, 2008 and December 31, 2007 are as follows:

	As of March 31, 2008	As of December 31, 2007
	(unaudited)	(audited)
For the year ended December 31, 2008	$3,384	$4,512
For the year ended December 31, 2009	4,512	4,512
For the year ended December 31, 2010	2,256	2,256

Total future minimum capital lease payments	10,152	11,280
Less: Amount representing interest	(889)	(1,087)

Present value of net minimum lease payments	9,263	10,193
Less: Current portion	(3,912)	(3,835)

Long-term obligations under capital leases	$5,351	$6,358

At December 31, 2007 and March 31, 2008 the Company owed $10,193 and $9,263, respectively, which is included in other accrued liabilities on the consolidated balance sheet. Assets recorded under capital lease agreements are included in property and equipment at cost of approximately $12 thousand less accumulated depreciation of approximately $3 thousand and approximately $2 thousand at March 31, 2008 and December 31, 2007, respectively.

Third Party License Obligations

During 2007, the Company entered into a licensing agreement to acquire a source code license with payments occurring over two installments, with each installment subject to certain conditions being met. Pursuant to this agreement, the Company made the first installment payment, in the amount of $200 thousand, during 2007. As of December 31, 2007 the second installment, totaling $200 thousand, has not been paid or accrued as the conditions triggering the Company’s obligation to this installment has not been met. As of March 31, 2008 the second installment has been accrued, but not paid as the Company feels the liability will be resolved.

Software License Indemnifications

Financial Accounting Standards Board Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“Interpretation 45”), requires that the Company recognize the fair value for certain guarantee and indemnification arrangements issued or modified by the Company after December 31, 2002. When the Company determines that a loss is probable, the estimated loss must be recognized as it relates to applicable guarantees and indemnifications. Some of the software licenses granted by the Company contain provisions that indemnify customers of the Company’s software from damages and costs resulting from claims alleging that the Company’s software infringes on the intellectual property rights of a third party. The Company records resulting costs as incurred and historically, such costs have not been material. Accordingly, the Company has not recorded a liability related to these indemnification provisions.

We cannot guarantee that the steps we have taken to protect our proprietary rights will be adequate to deter misappropriation of our intellectual property and we may not be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights. If third parties infringe on or misappropriate our copyrights, trademarks, trade secrets or infringe on the intellectual property rights of others, other parties may assert infringement claims against us or claim that we have violated their intellectual property rights.

In certain instances we indemnify our customers against these claims. Although we have never had to make payment on a claim, claims against us, either

MICRONETS, INC. D/B/A VIDAVEE AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

successful or unsuccessful could result in significant legal and other costs and may be a distraction to management. While we have primarily focused on intellectual property protection within the United States of America (“United States”), we have expanded that scope to selected international markets. Protection of intellectual property outside of the United States will sometimes require additional filings with local patent, trademark, or copyright offices, as well as implementation of contractual or license terms different from those used in the United States. Protection of intellectual property in many foreign countries is weaker and less reliable than in the United States. As our business expands into foreign countries, costs and risks associated with protecting our intellectual property abroad will increase.

NOTE 7 — Legal Proceedings

The Company is also involved in claims and litigation incidental to its business and management believes that any liability that may potentially result upon resolution of such matters will not have a material impact on the financial condition of the Company.

NOTE 8 — Liquidity

As shown in the accompanying financial statements, the Company has incurred significant losses for the year ended December 31, 2007 and three months ended March 31, 2008 and 2007. These losses include, and are the result of, operating expenses in excess of gross profit. In addition, as of March 31, 2008 and December 31, 2007 the Company has working capital deficits of approximately $3.1 million and $4.5 million, accumulated deficits of approximately $9.9 million and $11.2 million and generated negative cash from operations of approximately $4.6 million and $0.7 million for the year ended December 31, 2007 and for the three months ended March 31, 2008, respectively.

The Company faces many of the risks encountered by emerging companies, including rapid technological changes, effectiveness of management over operations, retention of customers and management as well as capital availability.

The Company’s long-term liquidity is dependent upon its ability to generate positive cash flows from operations. If cash is insufficient to satisfy the Company’s liquidity requirements thereafter, management may seek additional financing, through the sale or financing of its assets and the completion of additional equity, debt, or joint venture transactions. There is no assurance, however, that the management will be able to sell or finance its assets or to complete other transactions in the future at commercially reasonable terms, if it all, or that the Company will be able to meet its future contractual obligations.

The shareholders have agreed to continue to provide working capital and other financial support as needed in order to operate for the next twelve months.

NOTE 9 — Income Taxes

The Company has not recorded any provision for federal or state income tax for the year ended December 31, 2007 or for the three months ended March 31, 2008 because the Company has incurred net operating losses since inception. At December 31, 2007, the Company had a federal, state and foreign net operating loss of approximately $8.2 million, $5.3 million, and $76,000, respectively. These federal and state net operating loss carryforwards will expire if unutilized in varying amounts through 2027. The foreign net operating loss may be carried over for five years. Under the provisions of the Internal Revenue Code, certain substantial changes in the Company’s ownership may result in a limitation on the amount of federal net operating loss carryforward which can be used in future years. As a result of the Company’s acquisition by Vignette Corporation in April of 2008, the Company’s net operating loss deductions will be limited to approximately $300,000 annually.

Management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its net deferred tax assets. Management concluded that it is more likely than not that the Company will not realize the benefit of the net deferred tax assets. Accordingly, a full valuation allowance has been provided for the deferred tax assets. At December 31, 2007, the Company’s deferred tax assets and liabilities were as follows:

Deferred tax assets:
Net operating loss carryforwards	$3,066
Depreciation and amortization	19
Reserves and accruals	32
Stock based compensation	102

Total deferred tax assets	3,219
Deferred tax liabilities:
Prepaid expenses	26

Net deferred tax asset	3,193
Valuation allowance	(3,193)

0

NOTE 10 — Subsequent Events

On April 22, 2008, Vignette Corporation (the “Company”), completed its acquisition of all of the issued and outstanding stock of MicroNets, Inc. (d/b/a “Vidavee”). The total Merger Consideration was approximately $6.6 million, $1.3 million of which was paid prior to the effective date (see Note 5 for further information), minus the closing costs. Simultaneous with the merger the following amounts were paid:

•	Payment of the note payable, bridge (detailed in Note 5) – principal amounts of $2.3 million and interest amounts of $0.1 million, totaling $2.4 million.

•	Payment of the equipment line of credit (detailed in Note 5) – principal amounts of $0.7 million

•	Other - $0.7 million

The net remaining merger consideration of $1.5 million was paid to the Company’s series A preferred stock shareholders (paid out at $0.24 per share) – (detailed in Note 4).

MICRONETS, INC. D/B/A VIDAVEE AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In addition, as part of the Merger Agreement, all outstanding options and warrants (detailed in Note 4) were cancelled and no consideration was issued for them.